Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 29, 2005 relating to the consolidated financial statements of Cleco Evangeline LLC, which appears in Amendment No. 1 to the Annual Report on Form 10-K/A of Cleco Corporation for the year ended December 31, 2004.

/s/ PricewaterhouseCoopers LLP

New Orleans, Louisiana
May 6, 2005